Exhibit 10.1
AGREEMENT

AGREEMENT (the "Agreement"), entered into as of the of April, 2013, by and among JKT CONSTRUCTION INC. D/B/A CORCON ("Corcon"), 1NTELLICELL BIOSCIENCES, INC. ("Intellicell"), STEVEN VICTOR, M.D. (the "Guarantor") and WESTERMAN BALL EDERER MILLER & SHARFSTEIN, LLP (the "Escrow Agent") (collectively, the "Parties" and individually, a "Party"). Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Receivable Purchase Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, at Intellicell's request and for Intellicell's benefit, Corcon performed certain construction work at the property located at 460 Park Avenue, 17`h Floor, New York, New York, for use as Intellicell's offices (the "Work"); and

WHEREAS, Intellicell failed to pay Corcon in full for the Work, leaving the sum of $547,000 owed to Corcon (the "Original Debt"); and

WHEREAS, Corcon is a party to that certain Receivable Purchase Agreement, dated as of the date hereof (the "Receivable Purchase Agreement"), pursuant to which the receivable represented by the Original Debt is proposed to be purchased by Hanover Holdings I, LLC for a purchase price of $475,000 (the "Purchase Price"); and

WHEREAS, as a material inducement to Corcon entering into the Receivable Purchase Agreement, Intellicell hereby agrees to deposit 19,000,000 shares of its common stock, traded under the stock ticker symbol "SVFCE", in escrow pursuant to the terms of this Agreement (the "Deposit"); and

WHEREAS, Corcon and Intellicell desire that Escrow Agent act as escrow agent with respect to the Deposit in accordance with the terms and conditions set forth below; and

WHEREAS, Escrow Agent is willing to act in such capacity. NOW, THEREFORE, the Parties hereby agree as follows:

1. Escrow Agent is hereby appointed as escrow agent to hold and distribute the Deposit in accordance with the terms hereof and Escrow Agent hereby acknowledges receipt of the Deposit and agrees to act in such capacity.

2. Subject in all instances to the terms of this Agreement, Escrow Agent will deliver the Deposit to Intellicell or Corcon, as the case may be, upon the following terms and conditions:

               (a)To Intellicell, upon receipt of a written notice from Corcon that payment has been duly and timely made to Corcon of the Purchase Price in full, or

                (b) To Corcon, upon receipt of a written notice from Corcon stating that the Receivable Purchase Agreement has been terminated for any reason or that the Purchase Price under the Receivable Purchase Agreement has otherwise not been paid to Corcon in full for any reason. In such instance, the Deposit shall be released from escrow to Corcon (the date of which release is referred to herein as the "Release Date") and Corcon shall use its best efforts to sell the Deposit in open market transactions from the Release Date to and including the day that is 10 business days after the Release Date, and the net proceeds received by Corcon, if any, from any sale of the Deposit (the "Net Proceeds") shall be applied as follows:

(1) In the event the amount of the Original Debt exceeds the sum of the Net Proceeds, Intellicell shall be obligated to pay to Corcon no later than the 1 1 '11 business day after the Release Date the difference between the amount of the Original Debt and the Net Proceeds (the "Obligation").

(ii) In the event the amount of the Original Debt is less than the sum of the Net Proceeds, then Corcon shall be obligated to pay Intellicell no later than the 11th business day after the Release Date the difference between the Net Proceeds and the amount of the Original Debt.

3. As a material inducement to Corcon entering into this Agreement and the Receivable Purchase Agreement, Guarantor hereby unconditionally and irrevocably guarantees to Corcon and Corcon's successors, endorsees, transferees or assigns, the due and punctual payment in full of the Obligation (if any), regardless of any defense or setoff counterclaim which lntellicell or any other person may have or assert, and regardless of whether or not Corcon or anyone on behalf of Corcon shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Intellicell or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of this Agreement, the Receivable Purchase Agreement or at law or in equity, and regardless of any other condition or contingency.

4. As a material inducement to Corcon entering into this Agreement and the Receivable Purchase Agreement, Intellicell and Guarantor agree to execute and deliver the Affidavits of Confession of Judgment in the form attached as Exhibits "A" and "B" hereto. In addition, Corcon agrees to execute and deliver to the Escrow Agent the General Release in the form attached as Exhibit "C" hereto. If Intellicell and/or the Guarantor fail to pay the Obligation (if any) to Corcon as required herein, then Corcon shall be authorized to immediately and without notice file of record the Affidavits of Confession of Judgment for the amount of the Obligation, plus interest, costs, counsel fees and expenses. If Corcon receives the Purchase Price in full under the Receivable Purchase Agreement, or if the Net Proceeds exceed the amount of the Original Debt, then the Affidavits of Confession of Judgment shall be returned to Intellicell and the Guarantor, and the General Release shall be released by the Escrow Agent to Intellicell and the Guarantor.

        5. Upon receipt of a written demand for the Deposit from either Intellicell or Corcon (in either instance, the "Demanding Party") pursuant to the provisions of Section 2 above, Escrow Agent shall promptly deliver a copy thereof to the other party hereto (in either instance, the "Receiving Party"). The Receiving Party shall have the right to object to the delivery of the Deposit by delivery to and receipt by Escrow Agent of written notice of objection within ten (10) days after the receipt of Escrow Agent's mailing of such copy to the Receiving Party, but not thereafter. Upon receipt of such notice of objection, Escrow Agent shall promptly deliver a copy thereof to the Demanding Party.

6. If Escrow Agent shall have received a notice of objection as provided above, within the time therein prescribed, or any disagreement or dispute shall arise between or among any of the parties hereto resulting in adverse claims and demands being made for the Deposit whether or not litigation has been instituted, then Escrow Agent may in its sole discretion, (i) continue to hold the Deposit subject to such adverse claims (and Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand), and in the event of any joint written direction from Corcon and Intellicell, Escrow Agent shall then disburse the Deposit in accordance with said direction, (ii) Escrow Agent may deposit the Deposit with the clerk of the court in which said litigation is pending, or (iii) Escrow Agent may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party reasonably acceptable to Corcon and Intellicell to hold the Deposit in accordance with this Agreement subject to such adverse claims including the commencement of an action for interpleader in a court of competent jurisdiction, the cost thereof to be borne by whichever of Corcon and Intellicell is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder. Corcon and Intellicell jointly and severally agree to reimburse Escrow Agent for any and all expenses incurred in the discharge of its duties under this Section 6, including, without limitation, attorneys' fees. Nothing herein, however, shall affect the liability of a defaulting party to another party for reimbursement of any amount paid to Escrow Agent under this subsection.

7. It is expressly understood that Escrow Agent acts hereunder as an accommodation to Corcon and Intellicell and as depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instruments or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which Escrow Agent or the parties may act. The Escrow Agent shall have no liability other than for its gross negligence or willful misconduct and shall, in all instances, act in accordance with the terms and provisions of this Agreement.

8. Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine, and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

9. In the event of a dispute between the parties regarding the disposition of the Deposit, Escrow Agent may take one of the actions described in Section 6 above, and upon delivery of the Deposit in accordance therewith, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Deposit and any and all of its obligations therefrom.

10. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after sent by overnight courier or three days after mailed first class, postage prepaid, by registered or certified mail, as follows (or to such other address as any party shall designate by notice in writing to the other in accordance herewith):

If to Intellicell, to:

460 Park Avenue, 17th Floor New York, New York 10022

With a copy to:

Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor
New York, New York 10006

If to Guarantor, to:

845 U.N. Plaza

New York, New York 10017

With a copy to:

Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP 61 Broadway, 32" Floor
New York, New York 10006

If to Corcon, to:

839 Stewart Avenue
Garden City, New York 11530
Attention: Mr. John Corso

With a copy to:

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attention: Daniel G. Lyons, Esq.

If to Escrow Agent:

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attention: Daniel G. Lyons, Esq.

11. The parties acknowledge that Escrow Agent is counsel for Corcon and that Escrow Agent shall be permitted to represent Corcon in connection with a dispute under this Agreement or otherwise.

12. Within two business days after the execution and delivery of this Agreement by all parties and the delivery of the Deposit to the Escrow Agent, Corcon shall discontinue without prejudice its claims in the action titled JKT Construction Inc. d/b/a Corcon v. Victor Dermatology & Rejuvenation P. C., et al., Index No. 151778/2013 (New York County Supreme Court).

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. This Agreement may not be amended or modified, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, modification or waiver is sought.

15. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument. Facsimile signatures are valid and binding and shall be deemed original counterparts to this Agreement.

16. This Agreement is to be governed by and construed in accordance with the laws of the State of New York. In the event of any dispute concerning any controversy, claim or dispute between the parties hereto or arising out of or relating to this Agreement or the breach or interpretation hereof, such dispute shall be adjudicated exclusively in the Supreme Court of the County of Nassau, New York, and all parties consent to such jurisdiction and venue and hereby waive any defenses based upon venue, forum nonconveniens or personal jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTELLICELL BIOSCIENCES, INC.

By:
Name:
Title:

STEVEN VICTOR, M.D.

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